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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 20, 1998 on the consolidated financial statements of Chemical Leaman Corporation and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 and to all references to our Firm included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
October 30, 1998